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                                                                      EXHIBIT 10


           [SHEREFF, FRIEDMAN, HOFFMAN & GOODMAN, LLP LETTERHEAD]



                                                            November 27, 1995



Merrill Lynch Strategic Dividend Fund
P.O. Box 9011
Princeton, New Jersey  08540-9011

Ladies and Gentlemen:

                 Merrill Lynch Strategic Dividend Fund, a Massachusetts business trust (the "Fund"), is filing with the Securities and Exchange Commission Post-Effective Amendment No. 9 to its Registration Statement under the Securities Act of 1933, as amended (the "1933 Act") and the Investment Company Act of 1940, as amended (the "1940 Act") on Form N-1A (Securities Act File No. 33-14517, 1940 Act File No. 811-5178) relating to the registration under the 1933 Act of 4,812,178 additional shares of beneficial interest, par value $.10 per share (the "Additional Shares"), which are to be offered and sold by the Fund in the manner and on the terms set forth in the prospectus of the Fund current at the time of sale. 4,788,192 of the Additional Shares are previously outstanding shares of beneficial interest of the Fund, par value $.10 per share, which were redeemed by the Fund during its fiscal year ended July 31, 1995. According to Post-Effective Amendment No. 9 to the Fund's Registration Statement, none of the Additional Shares have previously been used by the Fund for reduction pursuant to paragraph (a) of Rule 24e-2 under the 1940 Act on previous filings of post-effective amendments to the Fund's Registration Statement during the current year, or for reduction, pursuant to paragraph (c) of Rule 24f-2 under the 1940 Act during the Fund's current fiscal year, of the registration fee payable by the Fund for the registration of shares for sale under the 1933 Act.

                 We have, as counsel, participated in various corporate and other proceedings relating to the Fund and to the proposed issuance of the Additional Shares. We have examined copies, either certified or otherwise proved to our satisfaction to be genuine, of its Declaration of Trust and By-Laws, as currently in effect, and other documents relating to its organization and operation. We have received a certificate from the Office of the Secretary of State of the Commonwealth of Massachusetts, dated November 16, 1995, confirming that the Fund is currently in good standing in that Commonwealth. We have also reviewed the above-mentioned Registration Statement, as amended, and the documents filed as exhibits thereto. We are generally familiar with the corporate affairs of the Fund.





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Merrill Lynch Strategic Dividend Fund
November 27, 1995
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                 Based upon the foregoing, it is our opinion that:

                 1. The Fund has been duly organized and is validly existing under the laws of the Commonwealth of Massachusetts.

                 2. The Fund is authorized to issue an unlimited number of shares of beneficial interest.

                 3. Subject to the effectiveness of the above-mentioned Post-Effective Amendment No. 9 to the Fund's Registration Statement and compliance with applicable state securities laws, upon the issuance of the Additional Shares for a consideration not less than the par value thereof, and not less than the net asset value thereof as required by the 1940 Act and in accordance with the terms of the Registration Statement, such shares will be legally issued and outstanding and fully paid and non-assessable. However, we note that as set forth in the Registration Statement, the Fund's Shareholders might, under certain circumstances, be liable for transactions effected by the Fund.

                 We hereby consent to the filing of this opinion with the Securities and Exchange Commission as part of the above-mentioned Post-Effective Amendment No. 9 to the Registration Statement and with any state securities commission where such filing is required. In giving this consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the 1933 Act.

                 We are members of the Bar of the State of New York and do not hold ourselves out as being conversant with the laws of any jurisdiction other than those of the United States of America and the State of New York. We note that we are not licensed to practice law in the Commonwealth of Massachusetts, and to the extent that any opinion herein involves the law of Massachusetts, such opinion should be understood to be based solely upon our review of the documents referred to above, the published statutes of the Commonwealth of Massachusetts and, where applicable, published cases, rules or regulations of regulatory bodies of that Commonwealth.


                                            Very truly yours,


                               /s/Shereff, Friedman, Hoffman & Goodman, LLP
                               --------------------------------------------
                               Shereff, Friedman, Hoffman & Goodman, LLP

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